SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13- 4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)
1111 Polaris Parkway Columbus, Ohio	43271 (Zip Code)
(Address of principal executive offices)
Thomas F. Godfrey
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

CAROLINA POWER & LIGHT COMPANY
d/b/a PROGRESS ENERGY CAROLINAS, INC.
(Exact name of obligor as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0165465 (I.R.S. Employer Identification No.)

410 S. Wilmington Street Raleigh, North Carolina (Address of principal executive offices)	27601 (Zip code)
Debt Securities
(Title of the indenture securities)

GENERAL
Item 1. General Information.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C., 20551
Federal Deposit Insurance Corporation, Washington, D.C., 20429.
     (b) Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with the Obligor and Guarantors.
     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.
     None.
Items 3-15.
     Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 because the obligor is not in default.

Item 16. List of Exhibits
     List below all exhibits filed as a part of this Statement of Eligibility.
     1. A copy of the Articles of Association of JPMorgan Chase Bank, National Association (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575, filed November 18, 2004, which is incorporated by reference).
     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575, filed November 18, 2004, which is incorporated by reference).
     3. None. The authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575, filed November 18, 2004, which is incorporated by reference).
     5. Not applicable.
     6. The consent of the Trustee required by Section 321(b) of the Act.
     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.
     8. Not applicable.
     9. Not applicable.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, National Association, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of July, 2005.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By	/s/ Benita A. Vaughn
	Name:	Benita A. Vaughn
	Title:	Authorized Officer

EXHIBIT 6
THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT

July 28, 2005
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture between Progress Energy Carolinas, Inc., and JPMorgan Chase Bank, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, JPMorgan Chase Bank, National Association
By:	/s/ Benita A. Vaughn
	Name:	Benita A. Vaughn
	Title:	Authorized Officer

Exhibit 7 to Form T-1
Bank Call Notice
RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF
JPMorgan Chase Bank, National Association
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,
at the close of business March 31, 2005, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts
in Millions
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$36,236
Interest-bearing balances	24,384
Securities:
Held to maturity securities	101
Available for sale securities	60,180
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	39,536
Securities purchased under agreements to resell	133,265
Loans and lease financing receivables:
Loans and leases held for sale	21,045
Loans and leases, net of unearned income	$341,550
Less: Allowance for loan and lease losses	5,313
Loans and leases, net of unearned income and allowance	339,000
Trading Assets	236,590
Premises and fixed assets (including capitalized leases)	8,425
Other real estate owned	142
Investments in unconsolidated subsidiaries and associated companies	840
Customers’ liability to this bank on acceptances outstanding	592
Intangible assets
Goodwill	23,365
Other Intangible assets	10,259
Other assets	49,089
TOTAL ASSETS	$983,049

Dollar Amounts
in Millions
LIABILITIES

Deposits
In domestic offices	$378,772
Noninterest-bearing	$134,412
Interest-bearing	244,360
In foreign offices, Edge and Agreement subsidiaries and IBF’s	155,364
Noninterest-bearing	$6,701
Interest-bearing	148,663

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	8,918
Securities sold under agreements to repurchase	84,208
Trading liabilities	138,428
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	78,207
Bank’s liability on acceptances executed and outstanding	592
Subordinated notes and debentures	17,511
Other liabilities	38,035
TOTAL LIABILITIES	900,035
Minority Interest in consolidated subsidiaries	1,424
EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	58,591
Retained earnings	21,936
Accumulated other comprehensive income	(722)
Other equity capital components	0
TOTAL EQUITY CAPITAL	81,590

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$983,049

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	) DIRECTORS
MICHAEL J. CAVANAGH	)